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                                                                  Exhibit 3(i)-D
                             ARTICLES OF AMENDMENT

                                       TO

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                         MOBILE GAS SERVICE CORPORATION


       Pursuant to the applicable provisions of the Alabama Business Corporation Act, Mobile Gas Service Corporation hereby makes and submits the following Articles of Amendment to its Restated Articles of Incorporation, as heretofore amended:

                                   ARTICLE I.

       The name of the Corporation is Mobile Gas Service Corporation.

                                  ARTICLE II.

       The text of the amendment adopted is as follows:

              The first paragraph of Article 4 of the Restated Articles of Incorporation is amended to read in its entirety as follows:

                     The total authorized Capital Stock of the Corporation
              shall consist of EIGHT MILLION (8,000,000) shares of Common Stock of the par value of ONE CENT ($.01) per share.



                                  ARTICLE III.

       The foregoing amendment was adopted by the shareholders in the manner



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prescribed by the Alabama Business Corporation Act on January 31, 1997.

                                  ARTICLE IV.

       Mobile Gas Service Corporation has only one class of stock outstanding, being common stock of a par value of $2.50 per share ("Common Stock"), of which 3,227,880 shares were outstanding on January 31, 1997. Holders of 3,227,880 shares of Common Stock were entitled to vote on the amendment, and holders of 3,022,352 shares of Common Stock were represented at the meeting.

                                   ARTICLE V.

       The number of shares of Common Stock voted for the amendment was 2,992,209, and the number of shares voted against the amendment was 40,576.

       DONE this 31st day of January, 1997.


                                           MOBILE GAS SERVICE CORPORATION


                                           By:  /s/ John S. Davis
                                              --------------------------------
                                                Its President
[AFFIX CORPORATE SEAL]

ATTEST:


/s/ G. Edgar Downing
---------------------------------
Secretary

THIS INSTRUMENT PREPARED BY:

E. B. PEEBLES III
Armbrecht, Jackson, DeMouy,
  Crowe, Holmes & Reeves, L.L.C.
Post Office Box 290
Mobile, Alabama  36601
(334) 405-1300




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